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                           SMALLCAPS ONLINE GROUP LLC
             Corporate Finance o Venture Management o Communications
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April 7, 2000

Infocast Corporation
1 Richmond Street West
Suite 902
Toronto, Ontario M5H 3W4

Attention: James W. Leech
Title: President & CEO

Dear Sirs:

         The purpose of this letter is to confirm the appointment of SmallCaps Online Group LLC ("SmallCaps" or the "Advisor") upon the terms and conditions set forth herein as financial consultant and advisor to Infocast Corporation ('the Company") in connection with the Company's general corporate financial advisory and investor and media relations needs. In this connection, SmallCaps, in its capacity as financial advisor, will assist the Company by undertaking certain activities, to the extent that such activities are required by the status of a project, including the following:

         1) Meet with appropriate Company management to discuss and help the Company formulate an appropriate strategy, familiarization of product and technology, milestones, etc.;

         2) At the request of Company, advise the Company with respect to business development and technology licensing, including appropriate structure of a proposed transaction and assist in the negotiations;

         3) At the request of the Company, advise the Company with respect to mergers and acquisitions, including identification of counterparties, approach strategy and structure, and assist in the negotiations;

         4)       Advise  the  Company  with  respect  to  financing   strategy,
                  including public and private equity and debt;

         5) Advise the Company with respect to financial and trade media relations, including development of presentation materials, websites, press releases, introduction to and scheduling of meetings with investment managers and brokers, and analysis of ownership;

         6) Assist in such other capacity as may be reasonably requested by the Company to effect the foregoing.



        1285 AVENUE OF THE AMERICAS, 35TH FLOOR, NEW YORK NEW YORK 10019
                    Telephone: 212-554-4158 Fax: 212-554-4058
                         www.SmallCapsOnline.comInfocast


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Infocast Corporation
April 7, 2000
Page 2

         It is the practice of SmallCaps to provide financial advice with respect to corporate finance and investor and media relations partially on a retainer basis. Our retainer for services to be rendered hereunder is $9,000 per month, payable at the beginning of each month, and 200,000 five-year warrants (with cashless exercise provisions) to purchase the Company's common stock at an exercise price of $6.50 per share. The warrants will have "piggyback" registration rights on the Company's next registration statement

         In the event a corporate finance transaction contemplated in items 2) or 3) above is completed with any party which SmallCaps, at the request of the Company, identified, approached and negotiated with on behalf of the Company, the Company will pay SmallCaps a success fee for its advisory services in accordance with the following schedule:



                                                Percentage-Fee-Applicable
   Aggregate Value Level                          to Value Level (%)
   ---------------------                          ------------------
First $5 million                                        5.00%
From $5 million thru $10 million                        3.75%
From $10 million and above                              2.50%

         In the event a corporate finance private placement transaction contemplated in item 4) above is initiated by SmallCaps at the request of the Company and completed with any party which SmallCaps identified, approached and negotiated with on behalf of the Company, the Company will pay SmallCaps a success fee of 7% (plus warrant coverage, at sale price of the common stock, of 10%) of the Aggregate Value of the transaction, Notwithstanding the above, in the event that any party which SmallCaps identified, approached and negotiated with on behalf of the Company participates in a private or public placement transaction contemplated in paragraph 4) above, which placement is lead by agents other than SmallCaps, the Company will pay SmallCaps its prorata share of the placement fee paid to the placement agent syndicate on the transaction.

         For the purposes of this letter, the term Aggregate Value shall mean the total amount of cash and the fair market value of all other property paid or payable, directly or indirectly, to the Company and its security holders. In addition, Aggregate Value shall include the net amount of any debt and/or contingent liability repaid or assumed by the purchaser from the Company, both directly or indirectly.

         For purposes of this letter, a "transaction" shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, a significant portion of the capital stock of the Company or a significant portion of its respective assets is transferred for consideration, including without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture, minority investment or partnership, a licensing deal or any similar transaction.

         In addition to any fees payable to SmallCaps under the terms of this letter, the Company agrees to reimburse the Advisor, upon a monthly basis, for its out-of-pocket expenses, which expenses will not exceed $1,000 per month without the prior written consent of the Company.


                                       -2-

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Infocast Corporation
April 7, 2000
Page 3

         The Company agrees to indemnify SmallCaps and each of its respective affiliates and their respective directors, officers, employees, agents and controlling persons (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any transaction contemplated by this letter or the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, this letter and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses, whether incurred in connection with third party claims or direct claims against the Company) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Advisor's bad faith, willful misconduct or negligence.

         If a transaction is consummated by the Company with any party which the Advisor identified, approached or negotiated with on behalf of the Company within one year from the date of termination of this agreement, or any amendment or extension thereto, the Company agrees to pay the Advisor a transaction fee determined as provided in the foregoing paragraphs.

         SmallCaps agrees that it will keep all proprietary and confidential information owned by or concerning the Company, its products, business plans, financial data, trade secrets, software, documents, specifications and other affairs ("Information") provided to it hereunder in confidence, shall not use such Information for any purpose other than to provide the services to the Company described hereunder and shall not disclose any Information without the prior written consent of the Company. SmallCaps shall be responsible for any breach of this agreement by any of its employees, directors and officers. Upon termination of this Agreement, SmallCaps shall promptly return all copies of information in its possession.

         The Advisor's engagement hereunder may be terminated by either the Company or the Advisor after twelve months from the date hereof upon the first day of any month upon thirty days written notice to that effect to the other party, it being understood that the provisions relating to the confidentiality, payment of fees, expenses and indemnification will survive any such termination.

         This agreement shall be construed and interpreted in accordance with the laws of the State of New York.

Infocast Corporation
April 7, 2000
Page 4


         If the foregoing is in accordance with your understanding, please confirm acceptance by signing and returning to us the duplicate of this letter attached herewith.

                                   SMALLCAPS ONLINE GROUP LLC


                                   By: /s/ Steven H. Rouhandeh
                                       ---------------------------
                                       Name:  Steven H. Rouhandeh
                                       Title: Chairman

                                   INFOCAST CORPORATION


                                   By: /s/ James W. Leech
                                       ---------------------------
                                       Name:    James W. Leech
                                       Title:   President & CEO


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